Exhibit 99.1

Immersion Corporation Announces Significant Increase in Quarterly Dividend and Cooperation Agreement with Largest Shareholder

Aventura, Florida – December 8, 2025 – Immersion Corporation (“Immersion,” the “Company,” “we,” “us,” or “our”) (NASDAQ: IMMR), a leading provider of haptics technology, today announced that its Board of Directors (the “Board”) has approved an increase in the quarterly dividend from $0.045 per share to $0.075 per share and has entered into a Cooperation Agreement with Scott A. Larson (the “Cooperation Agreement”). The quarterly cash dividend of $0.075 per share will be paid, subject to any prior revocation, in cash on January 30, 2026, to shareholders of record as of January 19, 2026.

Eric Singer, Chairman and Chief Executive Officer, commented:

“Since January 2023, we have distributed $0.78 per share in dividends to our shareholders. Our strong financial position has enabled the Board to authorize this substantial increase in our quarterly dividend. We also appreciate Scott A. Larson’s insights on capital allocation, which align with the Board’s commitment to leveraging our robust balance sheet to reward shareholders.”

Mr. Larson added:

“After a thorough and informative meeting with CEO Eric Singer, I am confident in the Company’s strategy, its commitment to returning capital to shareholders, and the ongoing efforts to maximize value for all shareholders.”

About Immersion Corporation

Immersion was incorporated in 1993 in California and reincorporated in Delaware in 1999.

The Company is a leading provider of touch feedback technology, also known as haptics. The Company accelerates and scales haptic experiences by providing haptic technology for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. Learn more at www.immersion.com.

On June 10, 2024, we acquired a controlling interest in Barnes & Noble Education, Inc. (“Barnes & Noble Education”). Barnes & Noble Education is a contract operator of physical and virtual bookstores for college and university campuses and K-12 institutions across the United States. Barnes & Noble Education is also a textbook wholesaler and inventory management hardware and software provider. Barnes & Noble Education operates physical, virtual, and custom bookstores, delivering essential educational content, tools, and general merchandise within a dynamic omnichannel retail environment.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, including, but not limited to, statements about the Company’s focus on protecting its intellectual property, either through the execution of new or renewal license agreements or by proactive enforcement continuing to pursue thoughtful capital allocation to increase long-term stockholder value, and the timing and record date of any dividend payments.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements; therefore, we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the inability to predict the outcome of any litigation, the costs associated with any litigation and the risks related to our business, both direct and indirect, of initiating litigation, unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate; delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”), and Barnes & Noble Education’s periodic reports, as filed with the SEC. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and the Company assumes no obligation to update any such forward-looking statements after the date of this press release to reflect actual results or changes in expectations, except as otherwise required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All the other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

Contacts
Investor Relations

IR@immersion.com